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                                                                   Exhibit 99(n)
                            THE MUNDER FUNDS, INC.
                            THE MUNDER FUNDS TRUST
                      THE MUNDER FRAMLINGTON FUNDS TRUST
                             ST. CLAIR FUNDS, INC.

                   Amended and Restated Multiple Class Plan

                                 May 15, 2001

                                 Introduction
                                 ------------

          The purpose of this Amended and Restated Plan ("Plan") is to specify the attributes each of the classes of shares offered by The Munder Funds, Inc. (the "Company"), The Munder Funds Trust (the "Trust"), The Munder Framlington Funds Trust ("Framlington"), and St. Clair Funds, Inc. ("St. Clair"), including the sales loads, expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

          Each of the Company's investment portfolios (each, a "Fund"), other than the Munder Fund of Funds (formerly Munder All-Season Aggressive Fund), the Munder Money Market Fund, the Munder NetNet Fund, the Munder Future Technology Fund, the Munder International NetNet Fund, the Munder Digital Economy Fund, the Munder Bio(Tech)/2/ Fund, and the Munder Power Plus Fund issues its shares of common stock in the following five classes: Class A Shares, Class B Shares, Class C Shares, Class K Shares and Class Y Shares. The Munder Fund of Funds issues its shares of common stock in the following three classes: Class A Shares, Class B Shares and Class Y Shares. Each of the Munder Money Market Fund and the Munder NetNet Fund issues its shares of common stock in the following four classes: Class A Shares, Class B Shares, Class C Shares and Class Y Shares. Each of the Munder Future Technology Fund, the Munder International NetNet Fund, the Munder Digital Economy Fund, Munder Bio(Tech)/2/ Fund, and the Munder Power Plus Fund issues its shares of common stock in the following five classes: Class A Shares, Class B Shares, Class II Shares, Class K Shares and Class Y Shares.

          Each of the Trust's investment portfolios (also each, a "Fund") other than the Cash Investment Fund, Tax-Free Money Market Fund and the U.S. Treasury Money Market Fund (together with the Munder Money Market Fund, referred to as the "Money Market Funds") issues its shares of beneficial interest in the following five classes: Class A Shares, Class B Shares, Class C Shares, Class K Shares and Class Y Shares. Each of the Cash Investment Fund, the Tax-Free Money Market Fund and the U.S. Treasury Money Market Fund issues its shares of beneficial interest in the following three classes: Class A Shares, Class K Shares and Class Y Shares.

          Each of Framlington's investment portfolios (also each, a "Fund"), other than the Munder Framlington Global Financial Services Fund issues its shares of beneficial interest in the following five classes: Class A Shares, Class B Shares, Class C Shares, Class K Shares and Class Y Shares. The Munder Framlington Global Financial Services Fund may issue its shares of beneficial interest in the following six classes: Class A Shares, Class B Shares, Class C Shares, Class K Shares, Class Y Shares and Class II Shares.

          Each of St. Clair's investment portfolios (also each, a "Fund"), other than Liquidity Plus Money Market Fund, the Munder Institutional Money Market Fund and the Munder Institutional Government Money Market Fund, issues its shares of common stock in the following two classes: Class K Shares and Class Y Shares. The Liquidity Plus Money Market Fund issues its shares in the following class: Class L
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Shares. The Munder Institutional Money Market Fund and the Munder Institutional
Government Money Market Fund issues its shares in the following four classes:
Class K Shares, Class Y Shares, Class Y-2 Shares and Class Y-3 Shares.

          Shares of each class of shares a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each Class shall have a different designation; (b) each Class may have a different sales charge structure; (c) each Class of shares shall bear any Class Expenses, as defined below; (d) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and (e) each Class may have different exchange and/or conversion features as described below.

                            Allocation of Expenses
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          To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically), shall be subtracted from the gross income allocated to each class of shares of a Fund on the basis of net assets of each class of the Fund. These expenses include:

          (1) Expenses incurred by the Company, the Trust, Framlington or St. Clair (for example, fees of Directors/Trustees, auditors, and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Top Level Expenses"); and

          (2) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

          Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to any Service Plan, Distribution and Service Plan, Shareholder Servicing Plan, or similar plan for any particular class of shares; (ii) transfer agent fees attributable to a specific Class;
(iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders for a specific class; (iv) fees incurred by a class with respect to the qualification of shares of each class with state securities regulators; (v) Securities and Exchange Commission registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Directors'/Trustees' fees incurred as a result of issues relating solely to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. For all other "Class Expenses" listed in categories (ii) - (viii) above, the Treasurer and Secretary shall determine, subject to Board approval or ratification, which such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), or any private letter ruling with respect to the Company, the Trust, Framlington or St. Clair issued by the Internal Revenue Service.

          Therefore, expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item. Top Level Expenses and Fund Expenses will be allocated among the Classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular Class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a Class, it shall be charged to a Fund for allocation among Classes, as may be appropriate; however, any additional

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Class Expenses not specifically identified above, which are subsequently identified and determined to be properly allocated to one Class of shares, shall not be so allocated until approved by the Board of Directors/Trustees of the Company, the Trust, Framlington or St. Clair, as appropriate, in light of the requirements of the 1940 Act and the Code.

                                Class A Shares
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          Class A Shares of each Fund are offered at the net asset value, for each of the Funds other than the Money Market Funds (the "Non-Money Market Funds"), plus an initial sales charge as set forth in the relevant Fund's then-current prospectus (the "Prospectus"). The initial sales charge may be waived or reduced with respect to certain types of purchases, as described in the Prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period, as described in the Prospectus. Class A Shares of a Non-Money Market Fund may be exchanged for Class A Shares of another Fund of the Company, the Trust, or Framlington, subject to any sales charge differential. Class A Shares of a Money Market Fund may be exchanged for Class A, Class B or Class C Shares of another Fund of the Company, the Trust, or Framlington based on their relative net asset values, subject to any sales charge differential. Class A Shares of a Money Market Fund received as a result of an exchange from a Non-Money Market Fund will be subject to a contingent deferred sales charge upon redemption in certain circumstances described in the Prospectus.

          Class A Shares of each of the Funds pay an annual fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class A Shares under the Amended and Restated Combined Distribution and Service Plan ("Combined Plan"), for distribution-related activities or as a service fee, as described in the Combined Plan.

                                Class B Shares
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          Class B Shares of each Fund are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in the Prospectus. Class B Shares of each Fund may be exchanged for Class B Shares of another Fund of the Company, the Trust, or Framlington based on their relative net asset values.

          For Class B Shares of a Fund purchased before November 8, 2000 (or Class B shares of a Fund received by a shareholder on or after November 8, 2000 in exchange for Class B Share of another Fund purchased by the shareholder prior to November 8, 2000), such Class B shares will automatically convert to Class A Shares of the Fund on the first business day of the month on which the sixth (6/th/) anniversary of the issuance of such Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes of shares.

          For Class B Shares of each Fund purchased on or after November 8, 2000, such Class B shares will automatically convert to Class A Shares of the Fund on the first business day of the month on which the eighth (8/th/) anniversary of the issuance of such Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes of shares.

          Class B Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Fund's Class B Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

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                                 Class C Shares
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          Class C Shares of each Fund are offered at net asset value. A contingent deferred sales charge may apply to certain redemptions made within the first year of investing as described in the Prospectus. Class C Shares of each Fund may be exchanged for Class C Shares or Class II Shares of another Fund of the Company, the Trust, or Framlington at their relative net asset values.

          Class C Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Fund's Class C Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

                                Class II Shares
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          Class II Shares of each Fund are offered at net asset value, plus an initial sales charge as set forth in the Prospectus. The initial sales charge may be waived or reduced on certain types of purchases, as described in the Prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period, as set forth in the Prospectus. Class II Shares of a Fund may be exchanged for Class II Shares or Class C Shares of another fund of the Company, the Trust, or Framlington at their relative net asset values.

          Class II Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Fund's Class II Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

                                 Class L Shares
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          Class L Shares of each Fund are offered at net asset value.  Class L
Shares of a Fund may be exchanged for Class L Shares of another Fund of the Company, the Trust, Framlington or St. Clair without the imposition of a sales charge.

          Class L Shares of each Fund pay an annual fee of up to 0.35% of the average daily net assets of a Fund's Class L Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

                                 Class Y Shares
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          Class Y Shares of each Fund are offered at net asset value.  Class Y
Shares of a Fund may be exchanged for Class Y Shares of another Fund of the Company, the Trust, Framlington or St. Clair without the imposition of a sales charge.

                                Class Y-2 Shares
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          Class Y-2 Shares of each Fund are offered at net asset value.  Class
Y-2 Shares may be exchanged for Class Y-2 Shares of another Fund of the Company, the Trust, Framlington or St. Clair without the imposition of a sales charge.

          Class Y-2 Shares of each Fund pay an annual fee of up to 1.00% of the average daily net assets of a Fund's Class Y-2 Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

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                               Class Y-3 Shares
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          Class Y-3 Shares of each Fund are offered at net asset value. Class Y-
3 Shares may be exchanged for Class Y-3 Shares of another Fund of the Company, the Trust, Framlington or St. Clair without the imposition of a sales charge.

          Class Y-3 Shares of each Fund pay an annual fee of up to 1.00% of the average daily net assets of a Fund's Class Y-3 Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

                                Class K Shares
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          Class K Shares of each Fund are offered at net asset value. Class K
Shares of a Fund may be exchanged for Class K Shares of another Fund of the Company, the Trust, Framlington or St. Clair without the imposition of a sales charge. In addition, in the event that a holder of Class K Shares of any Fund ceases to be eligible to hold Class K Shares, Class K Shares of the Fund may be exchanged for Class A Shares of the same Fund without the imposition of a sales charge.

          Class K Shares of each Fund pay an annual fee of up to 0.25% of the average daily net assets of a Fund's Class K Shares under the Combined Plan for distribution-related activities or as a service fee, as described in the Combined Plan.

This Plan serves as the Tenth Amended and Restated Multiple Class Plan of The Munder Funds, Inc.; the Fourth Amended and Restated Multiple Class Plan of The Munder Funds Trust; the Fourth Amended and Restated Multiple Class Plan of The Munder Framlington Funds Trust; and the Third Amended and Restated Multiple Class Plan of St. Clair Funds, Inc.

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